SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

COMMISSION FILE NO.: 0-50469

Date of Report: July 30, 2010

GREENSHIFT CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	59-3764931
(State of other jurisdiction of	(IRS Employer
incorporation or organization	Identification No.)

One Penn Plaza, Suite 1612, New York, NY	10019
(Address of principal executive offices)	(Zip Code)

(212) 994-5374
(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO MATERIAL DEFINITIVE AGREEMENT
ITEM 2.01	COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS
ITEM 2.03	CREATION OF A DIRECT FINANCIAL OBLIGATION

On June 17, 2010, GreenShift Corporation and its subsidiaries signed a series of agreements with YA Global Investments, L.P. ("YA Global") to reduce and restructure GreenShift’s convertible debt to YA Global (the “Agreements”). The transactions contemplated by the Agreements were completed effective July 30, 2010.

Summary of Transaction

At the closing, three GreenShift-owned corn oil extraction facilities based on GreenShift’s patented and patent-pending technologies and GreenShift’s interest in a fourth facility was transferred to a newly formed joint venture entity, YA Corn Oil Systems, LLC (“YA Corn Oil” or the “Joint Venture Company”). In exchange,  $10,000,000 of the convertible debt issued by GreenShift to YA Global was deemed satisfied.  GreenShift will also receive a 20% equity stake in the Joint Venture Company and the right to receive 20% of the Joint Venture Company’s distributable cash upon the realization by the Joint Venture Company of a 20% internal rate of return on its invested capital.

GreenShift further agreed to provide management services to the Joint Venture Company for the ongoing operation and maintenance of the transferred extraction facilities in exchange for certain management and brokerage fees, as well as earnings-based performance bonuses to be paid in the form of up to another $6,000,000 in reduction of GreenShift’s convertible debt YA Global.

The transfers reduced  the balance of convertible debt due from GreenShift to YA Global  from about $43 million to about $33 million. This amount can be reduced further down to about $25.3 million upon realization by GreenShift of the performance bonuses noted above. In addition, the maturity date for the remaining convertible debt due from GreenShift to YA Global has been  extended from March 31, 2011 to December 31, 2012.

Joint Venture Facilities

GreenShift’s interest in its existing corn oil extraction facilities located in Oshkosh, Wisconsin, Medina, New York, Marion, Indiana, and Lakota, Iowa (the “UWCL Facilities”) was transferred at the closing effective July 30, 2010 to YA Corn Oil in partial satisfaction of outstanding convertible debt due from GreenShift to YA Global. GreenShift also agreed that it will transfer to YA Corn Oil its interest in its extraction facility located in Riga, Michigan (the “Riga Facility”), upon satisfaction of other conditions specific to the Riga Facility, in exchange for satisfaction of additional convertible debt due from GreenShift to YA Global.

The following is a summary of the transactions:

o
Transfer Price. GreenShift transferred its interests in the UWCL Facilities to YA Corn Oil in satisfaction of $10,000,000 in convertible debt due from GreenShift to YA Global, and will, if certain additional closing conditions are satisfied, transfer its interest in the Riga Facility to YA Corn Oil in satisfaction of an additional $1,700,000 in convertible debt due from GreenShift to YA Global.

o
UWCL Performance Bonuses. An additional $2,500,000 in convertible debt due from GreenShift to YA Global shall be satisfied upon the realization by the UWCL Facilities of $3,000,000 in annualized earnings before interest, taxes, depreciation and amortization (“EBITDA”); and an another $2,500,000 in convertible debt due from GreenShift to YA Global shall be satisfied upon the realization by the UWCL Facilities of $3,600,000 in annualized EBITDA.

o
Riga Performance Bonuses. In the event that YA Corn Oil purchases the Riga Facility, an additional $500,000 in convertible debt due from GreenShift to YA Global shall be satisfied upon the realization by the Riga Facility of $545,000 in EBITDA; and an another $500,000 in convertible debt due from GreenShift to YA Global shall be satisfied upon the realization by the Riga Facility of $670,000 in annualized EBITDA.

o
Equity Participation. GreenShift shall receive a 20% equity stake in YA Corn Oil and the right to receive 20% of YA Corn Oil’s distributable cash upon the realization by YA Corn Oil of a 20% internal rate of return on its invested capital.

o
Performance Guaranty. GreenShift has guaranteed the performance of the extraction facilities acquired by YA Corn Oil until the second anniversary of acquisition, and YA Corn Oil may terminate the management agreement (and GreenShift’s ongoing right to receive fees and bonuses) in the event of failure to perform or other material default by GreenShift.

o
Conditions Subsequent. GreenShift is required to deliver to YA Corn Oil certain confirmation letters with each of the ethanol facilities at which the UWCL Facilities are co-located during August 2010, and is subject to assessment of liquidated damages in the event one or more such confirmation letters are not provided prior to August 30, 2010.

Item 9.01                      Financial Statements and Exhibits

EXHIBITS

10-a	Agreement to Accept Collateral in Satisfaction of Obligation dated June 17, 2010(1)

10-b	First Amendment to Global Forbearance Agreement dated June 17, 2010(1)

10-c	Ratification and Amendment Agreement dated June 17, 2010(1)

10-d	Global Guaranty Agreement dated June 17, 2010(1)

10-e	Global Security Agreement dated June 17, 2010(1)

10-f	Third Amendment to Intellectual Property Security Agreement dated June 17, 2010(1)

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(1)	Filed as an exhibit to the Current Report on Form 8-K filed on June 21, 2010 and incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 10, 2010	GREENSHIFT CORPORATION
By: /s/ Kevin Kreisler
Kevin Kreisler
Chief Executive Officer